Exhibit 25
                                                                   ----------


                               Ronald O. Perelman
                               35 East 62nd Street
                            New York, New York 10021


                                                              December 3, 2002

M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021


                           Re:  Termination of Letter Agreement

Gentlemen:

          Reference is hereby made to the Letter Agreement, dated as of April 19, 2001 (the "Letter Agreement"), between M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide") and myself.

          The undersigned hereby agree that the Letter Agreement is hereby terminated, effective as of the date hereof, and as a result of such termination, neither M & F Worldwide (nor any of its respective directors or officers) nor myself shall have any further obligations or liabilities to the other in connection with or arising out of the Letter Agreement or its termination.

                                                     Very truly yours,

                                                     /s/ Ronald O. Perelman

                                                     Ronald O. Perelman





ACCEPTED AND AGREED:

M & F WORLDWIDE CORP.


By:/s/Howard Gittis
   ------------------------------------
Name:  Howard Gittis
Title: Chairman of the Board of
       Directors, President and Chief
       Executive Officer